                                POWER OF ATTORNEY
                                -----------------


       We, the undersigned directors and officers of IL Annuity and Insurance Company, a Kansas corporation, hereby constitute and appoint Janis B. Funk, our true and lawful attorney, with full power to her to sign for us and in our names and in the capacities indicated below, the Registration Statements filed with the Securities and Exchange Commission for the purpose of registering IL Annuity and Insurance Company Separate Account 1, established by IL Annuity and Insurance Company on November 1, 1994 as a unit investment trust under the Investment Company Act of 1940 and the variable annuity contracts issued by said separate account under the Securities Act of 1933, and any and all amendments thereto, hereby ratifying and confirming our signatures as it may be signed by our said attorney to said Registration Statements and any and all amendments thereto.

                  Witness my hand on the date set forth below.


Signature                                      Title                         Date
---------                                      -----                         -----
/s/ Garrett P. Ryan                     President, Chief Executive           January 23, 2001
--------------------------              Officer and Director
Garrett P. Ryan

/s/ Richard T. Freije, Jr.              Director                             January 23, 2001
--------------------------
Richard T. Freije, Jr.